UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2009

ASTRATA GROUP INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Nevada	000-32475	84-1408762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

940 South Coast Drive, Suite 215, Costa Mesa, California	92626-7843
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(714) 641-1512

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 9, 2009, Stefanie Powers resigned as a member of  Board of Directors of the Company  for personal reasons connected with her personal, professional and charitable commitments outside the Company.  At the time of resignation, Ms. Powers was not a member of any committee on the board of directors.  The resignations were not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On May 11, 2009 William Corn resigned as a member of the Board of Directors of the Company.  William Corn, who is now principally resident in Brazil, considers being resident in South America will reduce his involvement and interaction with the Board to such an extent that it is no longer appropriate for him to remain a Director and accordingly he tendered his resignation. At the time of resignation, Mr. Corn was not a member of any committee on the board of directors.  The resignations were not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

ITEM 9.01.  Exhibits

NUMBER	EXHIBIT

99.1	Letter of Resignation from Stefanie Powers

99.2	Letter of Resignation from William Corn

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRATA GROUP INCORPORATED

Date: May 15, 2009	By:	/s/ ANTHONY J. HARRISON
Anthony J. Harrison
Chief Executive Officer